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                                                                   Exhibit 10.3


                          LEASE TERMINATION AGREEMENT


         THIS LEASE TERMINATION AGREEMENT ("Agreement") is made by and between TRITON NETWORK SYSTEMS, INC., a Delaware corporation ("Tenant"), and FLAGLER DEVELOPMENT COMPANY, a Florida corporation, f/k/a Gran Central Corporation ("Landlord"), as of the date on which the later signature of Landlord and Tenant is affixed to this Agreement (the "Effective Date").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant are parties to an Assembly/Light Manufacturing/Office Lease dated September 16, 1999, as amended by First Amendment to Office Building Lease dated October 15, 1999 (the "Lease"), pursuant to which Tenant rented and occupied certain real property and improvements located at 8337 SouthPark Circle, Suite 500, Orlando, Florida 32819, as more particularly described in the Lease (the "Premises");

         WHEREAS, pursuant to the Lease, the term of the Lease is scheduled to expire on March 31, 2007 (the "Expiration Date"); and

         WHEREAS, Landlord and Tenant have mutual interests in terminating the Lease prior to the Expiration Date, upon the terms and conditions stated herein.

         NOW, THEREFORE, in consideration of Tenant's forfeiture of its security deposit in the amount of $69,869.25, and all interest accrued thereon, if any, and Tenant's payment to Landlord of the sum of $1,700,000.00 by wire transfer of immediately available federal funds (collectively, the "Release Payment") by August 31, 2001, and the mutual representations, covenants, and agreements herein, Landlord and Tenant agree, represent and warrant, as applicable, as follows:

         1. Recitals; Capitalized Terms. The foregoing recitals are true and correct and incorporated herein by reference. All capitalized terms used herein that are not specifically defined in this Agreement shall have the same meanings as set forth in the Lease.

         2. Termination of Lease. The Lease is hereby terminated as of September 30, 2001 (the "Termination Date"); provided, however, that Tenant shall use its best efforts to surrender the Premises and to remove its personal property from the Premises, except as to the Office Premises as set forth in paragraph 9 below, all in accordance with the terms and conditions of paragraph 3 of this Agreement, as soon as possible following the Effective Date, and, in such event, such earlier date shall be the Termination Date and the parties shall execute a supplement to this Agreement setting forth the revised Termination Date. In the event of such earlier termination, the parties agree to prorate the Base Rental and Additional Rental actually received by Landlord from Tenant for the month in which such earlier Termination Date occurs. From and after the Termination Date, neither Landlord nor Tenant will have any obligations under the Lease, except those indemnification obligations that, pursuant to the terms of the Lease, would
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otherwise survive beyond the Expiration Date. Notwithstanding anything herein to the contrary, (i) Tenant shall continue to pay Base Rental and Additional Rental in accordance with the terms of the Lease through and including the Termination Date, and (ii) the termination of the Lease is contingent upon Landlord's timely receipt of the Release Payment. Landlord, upon the Termination Date, shall cancel and return to Tenant that certain Irrevocable Standby Letter of Credit No. SVB99IS1529 issued by Silicon Valley Bank.

         3. Surrender of Premises; Removal of Tenant's Personal Property. On the Termination Date, Tenant shall surrender and yield up to Landlord the Premises in good order, condition and state of repair, reasonable wear and tear excepted. Not later than 10 days prior to the Termination Date, Tenant shall remove from the Premises all personal property owned by Tenant (other than the "FF&E", as defined below) or leased by Tenant from third parties, except as set forth in paragraph 9 below. Tenant shall be obligated to repair in a good and workmanlike manner any damage to the Premises resulting from the removal of such personal property. Tenant will complete such work and will make the Premises available for Landlord's inspection not later than 5 days prior to the Termination Date at Tenant's sole cost and expense, and will promptly pay all bills relating to such work. If Landlord, during its inspection, reasonably determines that Tenant has not completed such repairs in accordance with the terms hereof, then Tenant shall have until the Termination Date to do so. To the extent that such repairs are not made by Tenant in accordance with the terms hereof, as determined by Landlord in its reasonable discretion, on or before the Termination Date, Landlord will repair any such damage at Tenant's sole cost and expense, and Tenant will promptly pay all invoices relating to such work. For purposes hereof, "FF&E" shall mean the items of furniture, fixtures and equipment more particularly described on attached Exhibit C. As further consideration for Landlord's agreement to terminate the Lease as of the Termination Date, Tenant agrees to convey the FF&E to Landlord or its designee (including without limitation, any replacement tenant) on or before the Termination Date pursuant to a Bill of Sale in the form attached hereto as Exhibit D. Prior to Tenant's delivery of the Bill of Sale to Landlord (or its designee), Tenant agrees to provide Landlord with commercially reasonable and satisfactory evidence that the FF&E is free and clear of all liens, claims and encumbrances. The termination of the Lease is contingent upon Landlord's receipt and acceptance of such evidence.

         4. Landlord's Construction License. As further consideration for Landlord's agreement to terminate the Lease as of the Termination Date, Tenant hereby grants to Landlord an irrevocable license to enter into the Premises from and after the Effective Date to construct certain improvements and alterations to the Premises ("Landlord's Work"). Tenant shall provide Landlord and Landlord's employees, agents and contractors with reasonable access to the Premises and shall reasonably cooperate with Landlord and Landlord's employees, agents and contractors to minimize interference of the Landlord's Work. Landlord indemnifies and agrees to hold Tenant harmless from and against any and all claims arising from or related to the performance of Landlord's Work in the Premises.

         5. Release. Effective on the Termination Date, Tenant and Landlord hereby release and discharge each other, including their respective subsidiaries, affiliates, officers, directors, agents and employees, as of the Termination Date from all obligations and liabilities, whether

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known or unknown, foreseen or unforeseen, under or in connection with the Lease or Tenant's use or occupancy of the Premises, except those obligations which, by their nature, or by the terms of the Lease, would survive beyond the Expiration Date.

        6. Landlord's Representations and Warranties. Landlord represents and warrants to Tenant that Landlord has the power and the lawful authority to execute and deliver this Agreement, and that no consent, authorization, approval, or notice to any other party, including any mortgagee (other than as set forth in this Agreement), is necessary in connection with the execution and delivery of this Agreement by Landlord, or as a prerequisite to its enforceability against Landlord.

        7. Tenant's Representations and Warranties. Tenant represents and warrants that it is the sole tenant in possession of the Premises under the Lease and that it has neither assigned nor subleased its interest as tenant under the Lease. Tenant further represents and warrants to Landlord that, except as otherwise provided herein, Tenant has complied with all of Tenant's obligations under the Lease.

       8. Survival of Representations and Warranties. The representations and warranties set forth in paragraphs 6 and 7 hereof shall survive and continue beyond the date hereof.

       9. Tenant's Winding Up License. As further consideration for Tenant's agreement to terminate the Lease as of the Termination Date, Landlord hereby grants to Tenant, at no cost to Tenant, a license to use that portion of the Building depicted on Exhibit A for office use in the liquidation and winding up of Tenant's business (the "Office Premises") and that portion of the Building depicted on Exhibit B for the storage and auction of Tenant's personal property (the "Storage Premises"). Landlord may relocate the Office Premises or the Storage Premises to other space in the same building in which the Premises are located or in any other building in Gran Park at SouthPark, as determined by Landlord in its reasonable discretion, upon three (3) days advance notice to Tenant, provided that Landlord bears all costs of such relocation. The parties agree that no portion of the Release Payment shall be considered as rental or as a license fee for the license granted herein. The license for the Office Premises shall expire on November 30, 2001 (the "Office License Expiration Date"), provided that Tenant may request that Landlord extend the license for the Office Premises in another location in the park through December 30, 2001, and Landlord shall endeavor to accommodate Tenant in that regard. On the Office License Expiration Date, Tenant will surrender and yield up the Office Premises in good order, condition and state of repair, reasonable wear and tear excepted. The Storage Premises license shall expire on December 31, 2001, unless extended by a writing signed by Landlord and Tenant (the "Storage License Expiration Date"). On the Storage License Expiration Date, Tenant will surrender and yield up the Storage Premises in good order, condition and state of repair, reasonable wear and tear excepted. Tenant and/or Landlord will repair any damage to the Office Premises and the Storage Premises caused by Tenant's removal of its personal property therefrom in accordance with the terms of the inspection procedure set forth in paragraph 3 hereof (substituting November 30, 2001 for the Office Premises and December 30, 2001 for the Storage Premises for any references to the Termination Date). Any personal property not removed from the Office Premises or the Storage Premises on or before the relevant License
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Expiration Date, will be promptly removed from the Office Premises or Storage
Premises, as applicable, by Landlord and disposed of as mutually agreed upon by Landlord and Tenant. Tenant will, throughout the term of the license granted herein, carry and maintain, at its sole cost and expense, commercial general liability insurance on an occurrence form covering claims from bodily injury (including death) and property damage with minimum limits of $2,000,000 per occurrence and $2,000,000 general aggregate. Such insurance shall be taken out with an insurer licensed to do business in Florida and otherwise acceptable to Landlord, shall name Landlord as an additional insured, and shall provide for 30 days prior written notice to Landlord before any modification or termination of said insurance. A certificate of insurance on Acord Form 25-S shall be delivered to Landlord on or before the Effective Date. Tenant indemnifies and agrees to hold harmless Landlord from and against any and all liability for any loss, injury or damage (including, without limitation, reasonable attorney's fees) arising out of the license granted herein. The insurance that Tenant is required to carry hereunder will include coverage of the foregoing contractual indemnity. Tenant shall not assign the license granted herein to any other person or entity.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

Witnesses:                                   FLAGLER DEVELOPMENT COMPANY


/s/ JA Herner                                By: /s/ G. John Carey
--------------------------------                --------------------------------
                                                 G. John Carey
Name: James A. Herner                            President
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/s/ Cynthia M. Gaines                        Date:  September 4,    2001
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Name: Cynthia M. Gaines                              [CORPORATE SEAL]
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                                             TRITON NETWORK SYSTEMS, INC.


/s/ Michael B. Glover                        By: /s/ Ken Vines
--------------------------------                --------------------------------
                                                 Ken Vines
Name: Michael B. Glover                          Chief Executive Officer
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/s/ Brent A. Rein                            Date: August 24,    2001
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Name: Brent A. Rein                                [CORPORATE SEAL]
     ---------------------------